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                              ROPAK CORPORATION

                            STOCK OPTION AGREEMENT
                    UNDER 1988 INCENTIVE STOCK OPTION PLAN

                         ----------------------------

                                                              Date: May 17, 1990

         ROPAK CORPORATION, a Delaware corporation (the "Company"), Hereby grants to RONALD W. CAMERON (the "Optionee"), pursuant to the 1988 Incentive Stock Option Plan of the Company (the "Plan"), a copy of which is appended hereto and made a part hereof as Schedule I, an option to purchase a total of NINE THOUSAND (9,000) shares of Common Stock of the Company at a price of FIVE DOLLARS AND TWENTY-FIVE CENTS ($5.25) per share (subject to adjustment as provided in Section 6(i) of the Plan), on the terms and conditions set forth in the Plan and hereinafter.

This option shall not be exercisable later than on May 17, 1995, (hereinafter referred to as the "Expiration Date"), except that the Expiration Date may be accelerated in certain events as provided in Section 1.2 of this Agreement or as provided in paragraphs 6(e) and 6(f) of the Plan in the event of termination of employment, death or disability of the Optionee.

         1.      Vesting and Early Expiration:

         1.1. Vesting. Subject to the terms and conditions of this Agreement, all of the shares of Common Stock subject to this Option shall be exercisable immediately; provided, however, that this option shall not be exercisable later than the Expiration Date of May 17, 1995 and, if applicable, shall not be execisable later than an early expiration date determined in accordance with Section 1.2.1 below.

         1.2.     Early Expiration.

         1.2.1. Notwithstanding anything to the contrary set forth in this Agreement, the Option granted by this Agreement SHALL EXPIRE THIRTY (30) DAYS AFTER THE OPTIONEE HAS RECEIVED WRITTEN NOTICE FROM THE COMPANY THAT THE COMPANY'S COMMON STOCK HAS TRADED AT THE "LOAN CALL MARKET PRICE," AS THAT TERM IS HEREIN DEFINED. For the purposes of this Agreement, the "Loan Call Market Price" shall mean a price of $12.25 per share of Common Stock, subject to possible adjustment in accordance with Section 1.2.2. In the event the closing price of the Company's Common Stock, as reported by the National Association of Securities Dealer Automotaed Quotation System (NASDAQ), shall equal or exceed the Loan Call Market Price for a period of fifteen (15) consecutive trading days ending with the date upon which notice is given to the Optionee hereunder, the Company shall have the right to notify the Optionee in writing that the Company demands repayment of the Optionee's relocation loan in the principal amount of $42,000 and that the Option granted herein





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shall expire on the 30th day after the date of such written notice to the
Optionee. In such event, this Option shall expire on the 30th day after the date of such written notice except to the extent it has theretofore been duly exercised by the Optionee. Nothing in this Section 1.2.1 shall be deemed to prevent the Company from otherwise demanding payment of the Optionee's relocation loan in accordance with its terms, except that such other type of demand shall not affect the expiration date of this Option.

         1.2.2. Adjustment of Loan Call Market Price. In case the Company shall hereafter at any time change as a whole, by split-up, subdivision or combination in any manner or by the making of a stock dividend, the number of outstanding shares of Common Stock into a different number of shares of Common Stock with or without par value, the Loan Call Market Price in effect immediately prior to such change shall be increased or decreased, as the case may be, in inverse proportion to such increase or decrease in the number of such shares outstanding immediately prior to such change.

         2. Termination. This option and all rights hereunder to the extent such rights shall not have been exercised shall terminate and become null and void if the Optionee ceases to be an employee of the Company or any of its subsidiaries (whether by resignation, retirement, dismissal, death or otherwise), except that (a) in the event of the death or disability of the Optionee while in the employ of the Company, this option may be exercised within the applicable period of time and by the persons indicated in Section 6(f) of the Plan, and (b) in the event of the termination of the Optionee's employment by the Company for any other reason, this option shall terminate and may not be exercised after the expiration of ninety (90) days from the date of such termination; provided, however, that in no event may this option be exercised after the Expiration Date. Notwithstanding the foregoing, this option may in no event be exercised by any one to any extent in the event of a voluntary dissolution, liquidation or winding up of the affairs of the Company or in the event of merger into, consolidation with, or sale or transfer of all or substantially all of the assets of the Company, except under the circumstances and pursuant to the terms and conditions of Section 6(h) of the Plan.

         3. Exercise. This option is exercisable with respect to all, or from time to time with respect to any portion, of the shares then subject to such exercise, by delivering written notice of such exercise, in the form prescribed by the Stock Option Committee, to the principal office of the Secretary of the Company. Each such notice shall be accompanied by payment in full of the purchase price of such shares.

         4. Non-Transferable. This option shall during the Optionee's lifetime be exercisable only by him, and neither it nor any right thereunder shall be transferable except by will or laws of descent and distribution, or be subject to attachment, execution or other similar process. In the event of any attempt by the





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Optionee to alienate, assign, pledge, hypothecate or otherwise dispose of the option or any right thereunder, except as provided for herein, or in the event of the levy of any attachment, execution or similar process upon the rights or interest hereby conferred, the Company may terminate the option by notice to the Optionee and the option shall thereupon become null and void.

         5.      Miscellaneous.

                 (a) Neither the granting of this option nor the exercise thereof shall be construed as conferring upon the Optionee any right to continue in the employment of the Company or any of its subsidiaries, or as interfering with or restricting in any way the right of such corporations to terminate such employment at any time.

                 (b) Neither the Optionee, nor any person entitled to exercise his rights in the event of his death, shall have any of the rights of a stockholder with respect to the shares subject to the option, except to the extent that certificates for such shares shall have been issued upon exercise of the option as provided for herein.

                 (c) The Company is relieved from any liability for the non-issuance or non-transfer or any delay in the issuance or transfer of any shares of Common Stock subject to this option which results from the inability of the Company to obtain, or in any delay in obtaining, from each regulatory body having jurisdiction all requisite authority to issue or transfer shares of Common Stock of the Company in satisfaction of this option if counsel for the Company deems such authority necessary for the lawful issuance or transfer of any such shares.

                 (d) No Common Stock acquired by exercise of this option shall be sold or otherwise disposed of in violation of any federal or state securities law or regulation.

                 (e) This option shall be exercised in accordance with such administrative regulations as the Stock Option Committee may from time to time adopt. All decisions of the Stock Option Committee upon any question arising under the Plan or under this instrument shall be conclusive and binding upon the Optionee and all other persons.

                                           ROPAK CORPORATION

[CORPORATE SEAL]                           By:  /S/ WILLIAM H. ROPER
                                                    Chairman
ATTEST:

/S/ WILLIAM M. CURTIS
    Assistant Secretary





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